UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2005

Kensey Nash Corporation
(Exact name of registrant as specified in its charter)
Delaware	0-27120	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Marsh Creek Corporate Center, 55 East Uwchlan Avenue, Exton, Pennsylvania 19341
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (610) 524-0188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

PAGE

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement	3

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits	3

SIGNATURES	4

EXHIBITS	5

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2005, Kensey Nash Corporation (the” Company”) executed a new Angio-Seal Vascular Closure Device component supply contract (the “Contract”) with its licensee, St. Jude Medical, Inc. The contract, which is effective June 30, 2005 and will expire in December 2010, provides for Kensey Nash to exclusively supply 100% of St. Jude Medical’s requirements for the collagen component of all current and future versions of the Angio-Seal device, as well as 30% of St. Jude Medical’s bioresorbable polymer anchor requirements over the term of the agreement. The new contract, which replaces an existing agreement scheduled to expire in November 2005, is estimated to provide revenue to Kensey Nash in excess of $75 million over the life of the contract. Although St. Jude Medical has historically purchased 100% of their collagen requirements from Kensey Nash, their contractual obligation was only 50% of such requirements. In addition, the two companies had only an informal verbal agreement under which Kensey Nash provided St. Jude Medical with approximately 20% of their annual anchor component requirements. This new contract adds 100% collagen component exclusivity, the formal and increased commitment for the supply of the anchor component at 30% of the total annual requirements, and provides for a five and a half year term compared to the existing contract three year term.

In addition to future revenue derived from the component sales, Kensey Nash will receive a $1 million origination fee upon signing in consideration of the company’s required investment, including development efforts as well as capital equipment, to provide the collagen components specified in the contract. Under the agreement, Kensey Nash will commercialize new proprietary collagen technologies through incorporation into the Angio-Seal Device. The contract also provides St. Jude Medical with access to Kensey Nash’s new closed herd collagen sources.

On June 21, 2005, the Company issued a press release relating to the Contract, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10 Supply Agreement, dated June 15, 2005, by and between Kensey Nash Corporation and St. Jude Medical, Daig Division, Inc.
Exhibit 99.1 Press Release dated June 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By: /s/ Wendy F. DiCicco
       Wendy F. DiCicco, CPA
        Chief Financial Officer

Dated: June 21, 2005